American Funds Developing World Growth and Income Fund
November 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$30,714
Class B*	$-
Class C	$1,469
Class T*	$-
Class F-1	$1,979
Class F-2	$15,686
Class F-3	$4,773
Total	$54,621
Class 529-A	$678
Class 529-B*	$-
Class 529-C	$63
Class 529-E	$19
Class 529-T*	$-
Class 529-F-1	$56
Class R-1	$17
Class R-2	$132
Class R-2E	$1
Class R-3	$160
Class R-4	$147
Class R-5	$117
Class R-5E*	$-
Class R-6	$830
Total	$2,220
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.2090
Class B	$0.0041
Class C	$0.1244
Class T	$0.1665
Class F-1	$0.2050
Class F-2	$0.2306
Class F-3	$0.2063
Class 529-A	$0.2034
Class 529-B	$0.0307
Class 529-C	$0.1221
Class 529-E	$0.1826
Class 529-T	$0.1641
Class 529-F-1	$0.2196
Class R-1	$0.1289
Class R-2	$0.1375
Class R-2E	$0.1682
Class R-3	$0.1792
Class R-4	$0.2078
Class R-5E	$0.2345
Class R-5	$0.2371
Class R-6	$0.2424
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	150149
Class B	-
Class C	11,553
Class T	1
Class F-1	9,762
Class F-2	67,429
Class F-3	33,671
Total	272,565
Class 529-A	3,527
Class 529-B	-
Class 529-C	539
Class 529-E	111
Class 529-T	1
Class 529-F-1	295
Class R-1	112
Class R-2	1,031
Class R-2E	7
Class R-3	1,012
Class R-4	735
Class R-5	564
Class R-5E	3
Class R-6	3,724
Total	11,661
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$10.93
Class B	$-
Class C	$10.88
Class T	$10.93
Class F-1	$10.93
Class F-2	$10.94
Class F-3	$10.94
Class 529-A	$10.92
Class 529-B	$-
Class 529-C	$10.87
Class 529-E	$10.92
Class 529-T	$10.93
Class 529-F-1	$10.93
Class R-1	$10.89
Class R-2	$10.87
Class R-2E	$10.90
Class R-3	$10.91
Class R-4	$10.92
Class R-5E	$10.92
Class R-5	$10.94
Class R-6	$10.94
* Amount less than one thousand